Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 1-for-5 Reverse Stock Split

Burlington, Mass., May 4, 2015 - Bridgeline Digital, Inc. (NASDAQ: BLIN) (the “Company”) announced today that it will effect a 1-for-5 reverse stock split previously approved by the Company’s stockholders at a special meeting held on May 4, 2015. The 1-for-5 reverse stock split will be effective as of close of business on May 7, 2015 and the Company’s stock will begin trading on a split-adjusted basis on May 8, 2015.

The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 22 million shares to approximately 4 million shares. Proportional adjustments will be made to the conversion and exercise prices of the Company’s outstanding convertible preferred stock, warrants, restricted stock awards, convertible notes and stock options, and to the number of shares issued and issuable under the Company’s Amended and Restated Stock Incentive Plan. The number of authorized shares of the Company’s common stock will remain 50 million shares and the par value will remain $0.001.

The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain the listing of its common stock on The NASDAQ Capital Market. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “BLIN”. The new CUSIP number for the common stock following the reverse stock split will be 10807Q304.

Information for Stockholders

Upon the effectiveness of the reverse split, each five shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $.001. The Company will not issue any fractional shares in connection with the reverse stock split. Instead, fractional share interests will be rounded up to the next largest whole share. The reverse stock split will not modify the rights or preferences of the common stock.

The Company’s transfer agent, American Stock Transfer and Trust Company, LLC, will act as its exchange agent for the reverse stock split. American Stock Transfer and Trust Company, LLC will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take action in connection with the reverse stock split. American Stock Transfer and Trust Company, LLC can be reached at (877)248-6417 or (718)921-8317.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2015, a copy of which is also available at www.sec.gov or www.bridgelinedigital.com under the SEC Filings tab located on the Investor Information page.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the ability to maintain our listing on the NASDAQ Capital Market, the ability to raise capital, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com